LAMBERTH & STEWART, P.L.L.C
                            ATTORNEYS AND COUNSELORS
                               2840 Lincoln Plaza
                                500 North Akard
                              Dallas, Texas 75201
                                      ----
                            Telephone (214)740-4270
                            Facsimile (214)740-4266



                                  July 27, 2000





Mr. Michael Kamps, President
Discount Mortgage Source, Inc.
750 I-30 East, Suite 170
Rockwall, TX  75087

         Re: Discount Mortgage Source, Inc.

Dear Mr. Kamps:

         This letter shall serve to evidence my consent to being named in the Prospectus for the referenced Corporation's captioned registration statement as the attorney for the Corporation in connection with the offering described therein and to the inclusion of my letter dated of even date regarding the Corporation and its capital stock as an exhibit to the registration statement.

         Please advise me if I may be of any further service in this respect.

                                                       Very truly yours,


                                                       /s/ R. Brad Lamberth
                                                       --------------------
                                                           R. Brad Lamberth

RBL/kdv